EXHIBIT 3.4
                                                                     -----------



                                     BY-LAWS

                                       OF



                              WILMAR HOLDINGS, INC.

                             A DELAWARE CORPORATION

                                     BY-LAWS
                                     -------
                                       OF
                                       --
                              WILMAR HOLDINGS, INC.
                              ---------------------

         ADOPTED: September 24, 1997

                                   ARTICLE I
                                   ---------
                                     OFFICES
                                     -------

1. REGISTERED OFFICE AND AGENT. The registered office of the Corporation in the State of Delaware is at 900 Market Street, Suite 200, Wilmington, DE 19801. The registered agent of the Corporation at such office is Griffin Corporate Services, Inc.

2. OTHER PLACES OF BUSINESS. Branch or subordinate offices or places of business may be established at any time by the Board of Directors at any place or places where the Corporation is qualified to do business.

                                   ARTICLE II
                                   ----------
                                  SHAREHOLDERS
                                  ------------

1. ANNUAL MEETING. The annual meeting of shareholders shall be held upon not less than ten (10) nor more than sixty (60) days written notice of the time, place and purposes of the meeting. The date will be determined by a consensus of the Board to take place in the month of May of each year at the principal office of the Corporation or at such other time and place as shall be specified in the notice of meeting, in order to elect directors and transact such other business as shall come before the meeting. If that date is a legal holiday, the meeting shall be held at the same hour on the next succeeding business day.

2. SPECIAL MEETINGS. A special meeting of shareholders may be called for any purpose by the president or the Board of Directors or as permitted by law. A special meeting shall be held upon not less than ten (10) nor more than sixty
(60) days written notice of the time, place and purposes of the meeting.

3. ACTION WITHOUT MEETING. The shareholders may act without a meeting if, prior or subsequent to such action, each shareholder who would have been entitled to vote upon such action shall consent in writing to such action. Such written consent or consents shall be filed in the minute book.

4. QUORUM. The presence at a meeting in person or by proxy of the holders of shares entitled to cast a majority of all issued and outstanding shares issued and outstanding shall constitute a quorum.

5. RECORD DATE. The record date for all meetings of shareholders shall be as fixed by the Board of Directors or as provided by Statute.

                                   ARTICLE III
                                   -----------
                               BOARD OF DIRECTORS
                               ------------------

1. NUMBER AND TERM OF OFFICE. The Board of Directors shall consist of members. The number of directors shall be at least 3, or equal to the number of stockholders, if less than 3. Each director shall be elected by the shareholders at each annual meeting and shall hold office until the next annual meeting of shareholders and until that director's successor shall have been elected and qualified. Directors may be removed by holders of a majority of shares, with or without cause.

2. REGULAR MEETINGS. A regular meeting of the Board shall be held without notice immediately following and at the same place as the annual shareholders' meeting for the purposes of electing officers and conducting such other business as may come before the meeting. The Board, by resolution, may provide for additional regular meetings which may be held without notice, except to members not present at the time of the adoption of the resolution.

3. SPECIAL MEETINGS. A special meeting of the Board may be called at any time by the president or by directors for any purpose. Such meeting shall be held upon not less than days notice if given orally (either by telephone or in person), or upon not less than days notice if given by depositing the notice in the United States mail, postage prepaid. Such notice shall specify the time, place, and purposes of the meeting.

4. ACTION WITHOUT MEETING. The Board may act without a meeting if prior to such action, each member of the Board shall consent in writing thereto. Such consent or consents shall be filed in the minute book.

5. QUORUM. One-Half of the entire Board shall constitute a quorum for the transaction of business.

6. VACANCIES IN BOARD OF DIRECTORS. Vacancies in the Board, whether caused by removal, death, mental or physical incapacitation or any other reason, including vacancies caused by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board, or by a sole remaining director.

                                   ARTICLE IV
                                   ----------
                                WAIVERS OF NOTICE
                                -----------------

Any notice required by these By-Laws, the articles of incorporation or the law of the State of Delaware may be waived in writing by any person entitled to notice. The waiver or waivers may be executed either before, at or after the event with respect to which notice is waived. Each director or shareholder attending a meeting without protesting the lack of proper notice, prior to the conclusion of the meeting, shall be deemed conclusively to have waived such notice.


B2

                                    ARTICLE V
                                    ---------
                                    OFFICERS
                                    --------

1. ELECTION. At its regular meeting following the annual meeting of shareholders, the Board shall elect a president, a treasurer and a secretary. It may elect such other officers, including one (1) or more vice presidents, as it shall deem necessary. One person may hold two (2) or more offices, but no person shall hold the offices of president and secretary at the same time, unless there is only one shareholder.

2. DUTIES AND AUTHORITY OF PRESIDENT. The president shall be chief executive officer of the corporation. Subject only to the authority of the Board, the president shall have general charge and supervision over, and responsibility for, the business and affairs of the corporation. Unless otherwise directed by the board, all other officers shall be subject to the authority and supervision of the president. The president may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business which are authorized, either generally or specifically, by the Board. The president shall have the general powers and duties of management usually vested in the office of president of a Corporation.

3. DUTIES AND AUTHORITY OF VICE PRESIDENT. The vice president shall perform such duties and have such authority as from time to time may be delegated to the vice president by the president or by the Board. In the event of the absence, death, inability or refusal to act by the president, the vice president shall perform the duties and be vested with the authority of the president.

4. DUTIES AND AUTHORITY OF TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the Corporation. The treasurer shall perform such other duties and possess such other powers as are incident to that office or as shall be assigned by the president or the Board.

5. DUTIES AND AUTHORITY OF SECRETARY. The secretary shall cause notices of all meetings to be served as prescribed in these By-Laws and shall keep or cause to be kept the minutes of all meetings of the shareholders and the Board. The secretary shall have charge of the seal of the Corporation. The secretary shall perform such other duties and possess such other powers as are incident to that office or as are assigned by the president of the Board.

6. REMOVAL OF OFFICERS. The Board may revoke any officer or agent of the corporation if such action, in the judgment of the Board, is in the best interest of the Corporation. Appointment or election to a corporate office shall not, of itself, establish or create contract rights.

7. VACANCIES IN OFFICE. The Board, in its absolute discretion, may fill all vacancies in offices, regardless of the cause of such vacancies, for the remainder of the terms of the offices.

                                   ARTICLE VI
                                   ----------
                                 CORPORATE STOCK
                                 ---------------

1. STOCK CERTIFICATES. Stock certificates must be signed, facsimile sufficient, by chairman or vice chairman of the board or president or vice president and treasurer or assistant treasurer or secretary of the corporation. Any and all signatures may be facsimiles.

2. ISSUANCE OF STOCK. Stock may be issued only for cash, labor done, personal property, real property or leases thereof.

                                   ARTICLE VII
                                   -----------
                       AMENDMENTS TO AND EFFECT OF BY-LAWS
                       -----------------------------------
                                   FISCAL YEAR
                                   -----------

1. FORCE AND EFFECT OF BY-LAWS. These By-Laws are subject to the provisions of the law of the State of Delaware and the Corporation's certificate of incorporation, as it may be amended from time to time. If any provision in these By-Laws is inconsistent with a provision in the Delaware statutes or the certificate of incorporation, the provision of the Delaware statutes or the certificate of incorporation shall govern.

2. SOLE INCORPORATOR, DIRECTOR OR SHAREHOLDER. Wherever in these By-Laws references are made to more than one incorporator, director or shareholder, they shall, if this is a sole incorporator, director or shareholder corporation, be construed to mean the solitary person; and all provisions dealing with the quantum of majorities or quorums shall be deemed to mean the action by the one person constituting the corporation.

3. AMENDMENTS TO BY-LAWS. These By-Laws may be altered, amended or repealed by the shareholders of the Board. Any By-Law adopted, amended or repealed by the shareholders may be amended or repealed by the Board, unless the resolution of the shareholders adopting such By-Law expressly reserves to the shareholders the right to amend or repeal it.

4. FISCAL YEAR. The fiscal year of the corporation shall begin on the first day of each year.


B4